Exhibit 10.23

SHARE REDEMPTION AGREEMENT

THIS SHARE REDEMPTION AGREEMENT is dated as of September 30, 2025 (this “Agreement”), by and among JFB Construction Holdings, a Nevada corporation (the “Company”), and Joseph F. Basile III (“Stockholder”).

WHEREAS, the Stockholder presently owns 4,000,000 shares of the Company’s Class B Common Stock (the “Class B Shares”);

WHEREAS, the Company is entering into one or more subscription agreements with certain investors pursuant to a proposed private offering in public securities of the Company (the “PIPE Financing);

WHEREAS, pursuant to the Company’s Articles of Incorporation, the Company desires to redeem the Class B Shares, and the Stockholder desires to sell such Class B Shares back to the Company, upon and subject to the consummation of the PIPE Financing and in accordance with the terms set forth herein (the “Redemption”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Redemption of Class B Shares.
(a)
Redemption. Subject to the terms and conditions of this Agreement, the Stockholder agrees to sell, assign, transfer and deliver to the Company, and the Company agrees to redeem from the Stockholder, the Class B Shares, with the Class B Shares being cancelled and returned to treasury.
(b)
Redemption Price. The aggregate purchase price for the Class B Shares shall be Twelve Million Dollars ($12,000,000) (the “Redemption Price”), payable from the proceeds of the PIPE Financing.
2.
Closing.
(a)
Closing. The closing of the redemption (the “Closing”) shall occur concurrently with the closing of the PIPE Financing (the “PIPE Closing”).
(b)
Deliveries by Stockholder. At the Closing, the Stockholder shall deliver to the Company or other parties, any documents reasonably requested by the Company or such other parties to effect the transfer ownership of the Class B Shares.
(c)
Deliveries by the Company. At the Closing, the Company shall pay the Redemption Price to the Stockholder by wire transfer of immediately available funds.

3.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder that:
(a)
the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;
(b)
all corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof. This Agreement has been validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; and
4.
Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company that:
(a)
the Stockholder is the lawful owner of the Class B Shares, free and clear of all liens, claims and encumbrances;
(b)
the Stockholder has the authority to take actions necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder such that this Agreement is validly authorized, executed and delivered by the Stockholder and constitutes the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforcement may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;
5.
Miscellaneous.
(a)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law.

(b)
Entire Agreement. This Agreement contains the entire agreement between the Stockholder and the Company regarding the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto.

(c)
Termination. If the PIPE Closing does not occur by October 3, 2025, this Agreement shall terminate automatically without liability to the Stockholder or the Company.

(d)
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

[Signature Page(s) Follow this Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

JFB CONSTRUCTION HOLDINGS

By: _________________________________

Name: Ruben Calderon

Title: Chief Financial Officer

______________________________

JOSEPH F. BASILE III, individually

[Signature Page to JFB Construction Holdings Share Redemption Agreement]